CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus Supplement for $200,000,000 in Senior Subordinated Notes related to Registration Statement File No. 33-53021 for Magma Copper Company, of our report dated January 27, 1995 included in Magma Copper Company's Form 10-K for the year ended December 31, 1994, and to all references to our firm incorporated by reference in this registration statement.


ARTHUR ANDERSEN LLP

Tucson, Arizona,
May 12, 1995.